[BANK ONE LOGO]
                                 PROMISSORY NOTE



Borrower: SELMAN SYSTEMS, INC.          Lender: Bank One, Texas, N.A.
          5720 LBJ FREEWAY SUITE 370            Dallas Downtown
          DALLAS, TX 75240                      Banking Center - Dallas.
                                                1717 Main Street
                                                Dallas, TX 75201
================================================================================
Principal Amount: $100,000.00                       Date of Note: March 15, 1999

PROMISE TO PAY. For value received, SELMAN SYSTEMS, INC. ("Borrower") promises to pay to Bank One, Texas, N.A. ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Hundred Thousand & 00/100 Dollars (*100.000.00) (Total Principal Amount") or so much as may be outstanding, together with interest on the unpaid outstanding principal balance from the date advanced until paid in full.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule:

     Payments of accrued interest are due and payable monthly on the 25th day of each month until the Final Availability Date. Upon notice from Lender to Borrower, Lender may refuse to advance any additional amounts under this Note. The term "Final Availability Date" as used herein means the date of such notice, which shall be affective when deposited in the United States mail, first class postage prepaid, addressed to Borrower at Borrower's last known address. After the Final Availability Date, monthly payments shall be due in the aggregate amount of (A) equal payments of principal In the amount of one-thirty sixth (1/36) of the unpaid principal balance as of the Final Availability Date, plus (B) accrued interest, and shall be paid on the 26th day of each month until all amounts owing under this Note are paid In full. Notwithstanding language in the following paragraph to the contrary, and unless otherwise agreed to, in writing, or by applicable law, payments and other credits will be allocated to principal, interest, late charges, collection costs and other charges by Lender at its discretion.

Interest on this Note is computed on a 365/385 simple interest basis; that is, by applying the ratio of the annual interest rate over the number of days in a year (366 during leap years), multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at the address designated by Lender from time to time in writing. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day. As used herein, the term "BUSINESS DAY" shah mean any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed. Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges, provided, however, upon delinquency or other default, Lender reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. Notwithstanding any other provision of this Note, Lender will not charge interest on any undisbursed loan proceeds. No scheduled payment, whether of principal or interest or both, will be due unless sufficient loan funds have been disbursed by the scheduled payment date to justify the payment. The books and records of Lender shall be prima facie evidence of all outstanding principal of and accrued but unpaid interest on this Note. If this Note is governed by or is executed in connection with a loan agreement, this Note is subject to the terms and provisions thereof.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to fluctuation based upon the Prime Rate of interest in effect from time to time (the "index") (which rate may not be the lowest, best or most favorable rate of interest which Lender may charge on loans to its customers). "Prime Rate" shall mean the rate announced from time to time by Lender as its prime rate. Each change in the rate to be charged on this Note will become effective without notice on the first day of each month following the month in which the index changes. Except as otherwise provided herein, the unpaid principal balance of this Note will accrue interest at a rate per annum which will from time to time be equal to the sum of the index, plus 2.000%. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law, if at any time any interest rate to be charged hereunder that is based on the Index is greater than the maximum rate allowed by applicable law, thereby causing the interest rate on this Note to be limited to the maximum rate allowed by applicable law, any subsequent reduction in the Index will not reduce the rate of interest on this Note below the maximum rate allowed by applicable law until the total amount of interest accrued on this Note equals the amount of interest that would have accrued on this Note if the interest rate based on the index had at all times been in effect. For purposes of this Note, the "maximum rate allowed by applicable law" means the greater of (a) the maximum rate of interest permitted under federal or other law applicable to the indebtedness evidenced by this Note, or (b) the "Weekly Rate Ceiling" as referred to in Section 303.20 1 of the Texas Finance Code, as supplemented by the Texas Credit Title.

PREPAYMENT. Borrower may pay without premium or fee all or a portion of the principal amount owed hereunder earlier than it is due. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Lender may from time to time determine in its sole discretion.

LATE CHARGES. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $25.00. whichever Is greater.

POST MATURITY RATE. The Post Maturity Rate on this Note is the lesser of the maximum rate allowed by applicable law or 5.000 percentage points over the Index. Borrower will pay interest on all sums due after final maturity, whether by acceleration or otherwise, at that rate, with the exception of any amounts added to the principal balance of this Note based on Lender's payment of insurance premiums, which will continue to accrue interest at the pre-maturity rate.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment of principal or interest when due under this Note or any other indebtedness owing now or hereafter by Borrower to Lender; (b) failure of Borrower or any other party to comply with or perform any term, obligation, covenant or condition contained in this Note or in any other promissory note, credit agreement, loan agreement, guaranty, security agreement, mortgage, deed of trust or any other instrument, agreement or document, whether now or hereafter existing, executed in connection with this Note (the Note and all such other instruments, agreements, and documents shall be collectively known herein as the "RELATED DOCUMENTS"); (c) Any representation or statement made or furnished to Lender herein, in any of the Related Documents or in connection with any of the foregoing is false or misleading in any material respect; (d) Borrower or any other party liable for payment of this Note, whether as maker, endorser, guarantor, surety or otherwise, becomes insolvent or bankrupt, has a receiver or trustee appointed for any part of its property, makes an assignment for the benefit of its creditors, or any proceeding is commenced either by any such party or against it under any bankruptcy or insolvency laws; (e) the occurrence of any event of default specified in any of the other Related Documents or in any other agreement now or hereafter arising between Borrower and Lender; (f) the occurrence of any event which permits the acceleration of the maturity of any indebtedness owing now or hereafter by Borrower to any third party; or (g) the liquidation, termination, dissolution, death or legal incapacity of Borrower or any other party liable for the payment of this Note, whether as maker, endorser, guarantor, surety, or otherwise.

LENDER'S RIGHTS. Upon default, Lender may at its option, without further notice or demand (i) declare the entire indebtedness, including the unpaid principal balance on this Note, all accrued unpaid interest, and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other Related Document, immediately due, (ii) refuse to advance any additional amounts under this Note, (ill) foreclose all liens securing payment hereof, (iv) pursue any other rights, remedies and recourses available to the Lender, including without limitation, any such rights, remedies or recourses under the Related Documents, at law or in equity, or (iv) pursue any combination of the foregoing. The rights, remedies and recourses of Lender, as provided in this Note and in the other Related Documents, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of Lender. The acceptance by Lender of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not (i) constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of Lender, or nullify any prior exercise of any such right, remedy or recourse, or
(ii) impair, reduce, release or extinguish the obligations of any party liable under any of the Related Documents as originally provided herein or therein. Lender may hire an attorney to help collect this Note if Borrower does not pay, and Borrower will pay Lender's reasonable attorneys' fees and all other costs of collection. To the extent interest is not paid on or before the fifth `v after it becomes due and payable, Lender may, at its option, add such accrued but unpaid interest to the principal balance of this Note. This Note has been delivered to Lender and accepted by Lender in the State of Texas. Subject to the provisions on arbitration, this Note shall be governed by and construed in accordance with the laws of the State of Texas without regard to any conflict of laws or provisions thereof.

PURPOSE. Borrower agrees that no advances under this Note shall be used for personal, family, or household purposes and that all advances hereunder shall be used solely for business, commercial, agricultural or other similar purposes.

JURY WAIVER. THE BORROWER AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE BORROWER AND LENDER ARISING OUT OP OR IN ANY WAY RELATED TO THIS NOTE, ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN LENDER AND BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING EVIDENCED BY THIS NOTE.

03-15-1999                       PROMISSORY NOTE
Loan No                            (Continued)
================================================================================

DISHONORED CHECK CHARGE. Borrower will pay a processing fee of *25.00 If any check given by Borrower to Lender as a payment on this loan is dishonored.

RIGHT OF SETOFF. Unless a lien would be prohibited by law or would render a nontaxable account taxable, Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or any other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

UNE OF CREDIT. This Note evidences a revolving line of credit. Borrower may request advances and make payments hereunder from time to time, provided that it is understood and agreed that the aggregate principal amount outstanding from time to time hereunder shall not at any time exceed the Total Principal Amount. The unpaid principal balance of this Note shall Increase and decrease with each new advance or payment hereunder, as the case may be. Subject to the terms hereof, Borrower may borrow, repay and reborrow hereunder. Any request for advances under this Note must be in writing, unless Lender, in its sole discretion, accepts telephonic or other oral advance requests. Borrower agrees to indemnify and hold Lender harmless from any loss or liability incurred in connection with Lender honoring any telephonic or other oral advance request. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's offIce shown above. THIS REVOLVING LINE OF CREDIT SHALL NOT BE SUBJECT TO CHAPTER 346 OF THE TEXAS FINANCE CODE. ARBITRATION. Lender and Borrower agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment In that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Note, any Related Document or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association ("AAA"). Any. arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Borrower's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take or dispose of any collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of elthei party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, en real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attacnmenr or imposition of a receivership, or exercising any rights relating to personal property, including exercising the right of set-off, or taking or diap of such property with or without judicial process pursuant to the Uniform Commercial Code. Any disputes, claims, or controversies concernitip the lawfulness or reasonableness of an act, or exercise of any right or remedy, concerning any collateral, including any claim to rescind, reform or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court havirN jurisdiction. The statute of limitations, estoppel, waiver, aches and similar doctrines which would otherwise be applicable in an action brought, by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction,. interpretation, and enforcement of this arbitration provision.

STOP PAYMENT CHARGE. A stop payment charge of $25.00 will be assessed and charged directly to the Account for each check written against the Account upon which a stop payment order is issued.

METHOD OF ADVANCEMENT. The principal amount of this Note may be advanced by means including but not limited to, Visa check(s), telephone transfer/access, and may be repaid and readvanced In full or part until the Final Availability Date. Borrower assumes I~ for, and agrees to pay for, purchases and cash advances made by Borrower or anyone authorized by Borrower, through use of any Visa CAN issued at Borrower's request or any other means, and agrees to pay, at such place as Lender designates, all extensions of credit and charges accordance with statement billings and the interest, fees and other charges as same may be modified from time to time by Lender. Borrower Is> bound and liable for repayment of the entire Note, regardless of who received the benefit of the transaction(s) or to whom any advance of credit was made. Borrower may be liable for any loss, theft, or unauthorized use of any Visa card issued at Borrower's request.

ACCOUNT. The term "Account" as used herein means the line of credit established pursuant to this Note.

ANNUAL FEE. A non-refundable Annual Fee of $25.00 may be charged to your Account at the following time: The Annual Fee is payable advance for each year, and may be charged to the Account annually. No refund of any part of the Annual Fee will be made in the event of cancellation of the Account for any reason.

OVERLIMIT FEE. We may charge you a fee in the event your Account balance exceeds your Total Principal Amount on the last day of any period. The amount of this charge is $25.00.

ADDITIONAL EXPENSES. Expenses paid by Lender in processing and/or filing any security documents executed In conjunction with this may be charged directly to the undersigned's depository account ten (10) days after Lender notifies the undersigned of said amount.

MODIFICATION. The fees and time frames set forth above may be modified from time to time by Lender without prior written notice to undersigned.

RENEWAL AND EXTENSION. This Note is given in replacement, renewal and/or extension of, but not extinguishing the indebtedness eviderna. by, that promissory note dated December 17, 1 994 executed by Borrower in the original principal amount of $100,000.00, and Is fl novation thereof. All interest evidenced by the note being replaced, renewed, and/or extended by this instrument shall continue to be dug payable until paid.

ADDITIONAL DEFAULTS. Borrower will be in Default if the following happens: (h) Borrower fails to furnish Lender within thirty (30) days an written request by Lender, current financial statements, including income tax returns, in form satisfactory to Lender, or to permit inspection any of Borrower's books and records.

ADDITIONAL PROVISION REGARDING LATE CHARGES. In the "Late Charge" provision set forth above, the following language is hereby added after the word "greater":
"up to the maximum amount of Two Hundred Fifty Dollars ($250.00) per late charge".

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. In particular, this section means (among other things) that Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or In the nature of a fee this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Texas (as applicable). Any such excess Interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest on account of the loan evidenced hereby as not exceed the applicable usury ceiling. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, severally waive presentment, DEMAND for payment, protest, notice of protest, notice of dishonor, notice of intent to accelerate the maturity of this Note, notice of accelerate the maturity of this Note, diligence in enforcement and indulgences of every kind. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this Note, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral without the consent of or notice to anyone. All such parties also agree that Lender may modify this Note without the consent of or notice to anyone other than the party with whom the modification is made. Borrower agrees to provide to Lender such further financial information with respect to Borrower Lender may reasonably request from time to time, including, without limitation, financial statements in form and detail satisfactory to Lender.

03-15-1999                       PROMISSORY NOTE                          Page 3
Loan No                            (Continued)
================================================================================

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

SELMAN SYSTEMS. INC.

BY: /s/ ZIAD DALAL
    -------------------------------
    ZIAD DALAL, PRESIDENT

                            NOTICE OF FINAL AGREEMENT

Borrower: SELMAN SYSTEMS, INC.          Lender: Bank One, Texas, N.A.
          5720 LBJ FREEWAY SUITE 370            Dallas Downtown
          DALLAS, TX 75240                      Banking Center - Dallas.
                                                1717 Main Street
                                                Dallas, TX 75201
================================================================================

THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUEN1UORAIA AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

As used in this Notice, the following terms have the following meanings:

LOAN. The term "Loan" means a loan, an extension of credit or other financial accommodations, or the renewal, modification or extension of any of the foregoing, by Bank One, Texas, N.A. to Borrower for $100,000.00.

PARTIES. The term "Parties" means Bank One, Texas, N.A. and any and all entities or individuals who are obligated to repay all or any part of the Loan or have pledged property as security for the Loan, Including without limitation those parties signing below. oWritten Loan Agreement. The term

"WRITTEN LOAN AGREEMENT" means any agreements, instruments or documents relating to the Loan that have been executed or may hereafter be executed by any of the Parties.


This Notice of Final  Agreement is given by Bank One,  Texas.  N.A.  pursuant to
Section 26.02 of the Texas Business and Commerce Code. Each Party who signs below, other than Bank One, Texas, NA.. acknowledges, represents, and warrants to Bank One, Texas, N.A. that it has received, read and understood this Notice of Final Agreement. This Notice is dated March 15, 1999.


BORROWER:


SELMAN SYSTEMS, INC.

By: /s/ ZIAD DALAL
    -------------------------------
    ZIAD DALAL. PRESIDENT


GUARANTOR:


/s/ ZIAD DALAL
-------------------------------
ZIAD DALAL


LENDER:

Bank One, Texas, N.A.

BY:
    -------------------------------
    Authorized Officer